ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	**20100412276-85**
	Filing Date and Time **06/08/2010 3:55 PM**
	Entity Number **E0277902010-7**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CSC SERVICES OF NEVADA, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with* par value: 10,000,000 Preferred @ 0.0001; 100,000,000 Common — Par value per share: $ 0.0001 — Number of shares *without* par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DONNA CASHWELL (Name)
3929 BROWNING PLACE (Street Address) | RALEIGH (City) | NC (State) | 27609-6504 (Zip Code)

2) LAURA GIGNAC (Name)
332 ST. AUGUSTINE AVE. (Street Address) | TAMPA (City) | FL (State) | 33617 (Zip Code)

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

CSC SERVICES OF NEVADA, INC. (Name) | X C. Woolgast (Incorporator Signature)
502 EAST JOHN STREET (Address) | CARSON CITY (City) | NV (State) | 89706 (Zip Code)

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X C. Woolgast
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | 6/8/10 Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.**, did on June 8, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 9, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandy Edwards
Certificate Number: C20100609-0174
You may verify this certificate online at **http://www.nvsos.gov/**